UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported) March 8, 2001

UNITED AMERICAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No:          000-30003

Colorado	05-058617
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

6000 Fairview Road
Suite 1200
Charlotte, North Carolina 28210
(Address of principal executive offices)

(704)-552-3750
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

        On March 8, 2001, United American Companies, Inc., a Colorado corporation (“UAC”), acquired JDK Enterprises, Inc., a North Carolina corporation (“JDK”), a privately-held distributor of apparel for men, women and children, as well as shoes and other merchandise. In the acquisition, JDK merged with and into JDK Acquisition Corp., a North Carolina corporation which is a wholly-owned subsidiary of UAC (the “Merger”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). JDK Acquisition Corp. changed its name to JDK Enterprises, Inc. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is to be accounted for on a purchase basis. In the Merger, the shareholders of JDK received an aggregate of 335,000 newly-issued shares of UAC’s common stock in exchange for all of the outstanding capital stock of JDK. Pursuant to the Merger Agreement, 268,000 shares were issued at the closing of the Merger, 33,500 shares will be issued at such time as an audit of JDK’s financial statements is completed and accepted by UAC pursuant to the Merger Agreement and 33,500 will be issued one year from the closing of the Merger. The 66,700 shares that were not issued at closing are subject to reduction in the event the results of the required audit are unacceptable to UAC and to secure certain indemnification obligations owed to UAC under the Merger Agreement. These 33,500 shares will be UAC’s sole and exclusive remedy for any breach of the representations, warranties or covenants of JDK or its former shareholders in the Merger Agreement, absent fraud or intentional wrongdoing.

        The consideration paid by UAC for JDK’s outstanding capital stock was negotiated at arm’s length between the parties on the basis of UAC’s assessment of the value of JDK and its capital stock, following an investigation of, and discussions with, JDK and its shareholders concerning JDK, its business and prospects. Each of JDK’s three shareholders have entered into employment agreements with JDK. Prior to the Merger, there were no material relationships between JDK or any of its shareholders and UAC or any of its affiliates, any director or officer of UAC or any associate of any such director or officer.

        The shares of UAC common stock issued to the shareholders of JDK in connection with the Merger are restricted securities which cannot be resold unless such shares are registered under applicable securities laws or an exemption therefrom is available.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

None of the required financial statements are currently available. Pursuant to paragraph (a)(4) of Item 7, the required historical financial information will be filed by amendment to this Form 8-K no later than May 22, 2001.

(b)	Pro Forma Financial Information.

None of the required pro forma financial information is currently available. Pursuant to paragraph (b)(2) of Item 7, the required pro forma financial information will be filed by amendment to this Form 8-K no later than May 22, 2001.

(c)	Exhibits. The following exhibits are filed as a part of this Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 8, 2001, by and among United American Companies, Inc., JDK Acquisition Corp., JDK Enterprises, Inc., John P. Walker, David M. Scott and Kenneth J. Walker.
10.1	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and David M. Scott.
10.2	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and John P. Walker.
10.3	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and Kenneth J. Walker.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AMERICAN COMPANIES, INC.

By: /s/ Arnold E. Pitoniak Arnold E. Pitoniak, Chief Executive Officer

Date:  March 22, 2001

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 8, 2001, by and among United American Companies, Inc., JDK Acquisition Corp., JDK Enterprises, Inc., John P. Walker, David M. Scott and Kenneth J. Walker.
10.1	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and David M. Scott.
10.2	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and John P. Walker.
10.3	Employment and Non-Compete Agreement between JDK Enterprises, Inc. and Kenneth J. Walker.